UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2016 (January 22, 2016)

CĪON Investment Corporation
 (Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor New York, New York 10016
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

On January 22, 2016, CĪON Investment Corporation (“CĪON”) further amended and restated its distribution reinvestment plan (the “Third Amended DRIP” and, as further amended and restated, the “Fourth Amended DRIP”).  The Fourth Amended DRIP will be effective as of, and will first apply to the reinvestment of cash distributions paid on or after, the date on which CĪON holds the first weekly closing for the sale of shares of common stock of CĪON (“Shares”) in connection with its continuous follow-on public offering.

Under the Third Amended DRIP, cash distributions to participating shareholders are reinvested in additional Shares at a purchase price determined by the board of directors of CĪON (the “Board”) or a committee thereof, in its sole discretion, that is (i) not less than the net asset value per Share determined in good faith by the Board or a committee thereof, in its sole discretion, immediately prior to the payment of the distribution (the “NAV Per Share”) and (ii) not more than 2.5% greater than the NAV Per Share as of such date.

Under the Fourth Amended DRIP, cash distributions to participating shareholders will be reinvested in additional Shares at a purchase price equal to 90% of the public offering price per Share in effect as of the date of issuance. No other material terms of the Third Amended DRIP have been amended in connection with the Fourth Amended DRIP.

The foregoing description of the Fourth Amended DRIP is a summary only and is qualified in all respects by the provisions of the Fourth Amended DRIP, a copy of which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Item 8.01. Other Events

Amendment to Share Repurchase Program

On January 22, 2016, CĪON amended the terms of its quarterly share repurchase program. The amendments to the share repurchase program will be effective as of CĪON’s quarterly repurchase offer for the first quarter of 2016, which will commence in February 2016 and will be completed in April 2016.

Under the existing share repurchase program, CĪON offers to repurchase Shares on a quarterly basis at a price equal to the price at which Shares are issued pursuant to the Third Amended DRIP on the distribution date coinciding with such Share repurchase date. Under the amended share repurchase program, CĪON will offer to repurchase Shares at a price equal to 90% of the public offering price per Share in effect on each date of repurchase.

Third Amended DRIP Share Price Decrease

Effective January 27, 2016, CĪON decreased the price at which it issues shares under the Third Amended DRIP from $8.96 per share to $8.63 per share. The purpose of this decrease is to ensure that CĪON does not issue shares under the Third Amended DRIP at a price per share that is (i) less than the NAV Per Share and (ii) more than 2.5% greater than the NAV Per Share.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION
4.1	Fourth Amended and Restated Distribution Reinvestment Plan of CĪON Investment Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation

Date:	January 27, 2016	By: /s/ Michael A. Reisner
Co-President and Co-Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION
4.1	Fourth Amended and Restated Distribution Reinvestment Plan of CĪON Investment Corporation